BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	January 15, 2025

Pay Date	January 31, 2025

Distribution Amount per share	$0.141000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%

Net Realized Short-Term Capital Gains	$-	0%	$-	0%

Net Realized Long-Term Capital Gains	$0.141000	100%	$0.141000	100%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.141000	100%	$0.141000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2024				11.41%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2024				7.90%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2024				15.21%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2024				0.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	February 14, 2025

Pay Date	February 28, 2025

Distribution Amount per share	$0.141000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$-	0%	$-	0%

Net Realized Short-Term Capital Gains	$-	0%	$-	0%

Net Realized Long-Term Capital Gains	$0.141000	100%	$0.282000	100%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.141000	100%	$0.282000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2025				12.73%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2025				7.61%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2025				4.40%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2025				0.63%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.